EXHIBIT 99.1

Date: March 26, 2009, 6:00 am EDT release

Press Release

SOURCE: Uni-Pixel, Inc.

UniPixel Announces Availability of Opcuity™ Finger Print Resistant Film Test Samples

Opcuity FPR Prevents Finger Prints on Touch Displays, Without Sacrificing Display Viewing Quality

The Woodlands, TX (March 26, 2009) — Uni-Pixel, Inc. (OTCBB: UNXL), the developer of a unique new thin film called Opcuity™ FPR (Finger Print Resistant), today announced the availability of test samples for customers.  Opcuity™ FPR leverages newly developed production techniques to produce a transparent protective cover film that can be applied to any touch screen display surface—preventing finger prints and other smudges while maintaining an optically clear view of the device display.  The film also provides scratch protection, anti-glare and offers a silky smooth touch interface for device users’ fingers.

UniPixel has been working to perfect the production technique and to prove its compatibility with roll to roll production systems.  The completion of recent test runs has demonstrated success and produced pilot production samples that can be applied to touch screen enabled hand held devices.  UniPixel is making these samples available to marketing and sales channel partners for test and evaluation prior to market entry.  Interested parties can contact UniPixel directly to register as a partner and receive samples to test for product applications.

About Uni-Pixel, Inc.

Uni-Pixel, Inc. has developed, patented, and is working to commercialize a new color display technology it calls Time Multiplexed Optical Shutter (“TMOS”), which can be used for a wide variety of applications, ranging from cell phones and industrial displays to televisions and large digital signage systems.  In support of its TMOS development, UniPixel has created a family of thin film products it calls Opcuity™ that have broad applications.  UniPixel’s TMOS technology offers significant advantages over existing display alternatives including lower cost to produce, superior brightness, improved picture quality, lower power consumption and a broad range of design flexibility. UniPixel licenses its TMOS technology to manufacturing partners and intends to supply its Opcuity™ thin films to those manufacturers.   UniPixel produces Opcuity™ FPR which serves as a high performance protective cover film for touch screen displays.  The Company’s corporate headquarters are located in The Woodlands, TX. For further information, please see http://www.unipixel.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:  All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10 for the year ended December 31, 2008. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10 for the year ended December 31, 2008, as well as other public filings with the SEC since such date.

For further information contact:

Uni-Pixel, Inc. Investor Relations:

Laura Guerrant-Oiye

Guerrant Associates

Phone:  808-882-1467

E-mail: lguerrant@guerrantir.com

Uni-Pixel Inc. Public Relations:

Stacey Voorhees-Harmon

Public Relations Consultant

Phone: 925-336-9592

E-mail: stacey@savvypublicrelations.net

Uni-Pixel Inc. Opcuity™ FPR Samples:

Jeff Tomz

Product Manager

Phone: 281-825-4500

E-mail: jeff.tomz@unipixel.com